Exhibit 4.2
Certificate Number 0001
Number of Shares of Series A Preferred Stock 15,000
CUSIP No
Series A Redeemable Noncumulative Convertible Perpetual Preferred Stock
of Midwest Banc Holdings, Inc.
     Midwest Banc Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that                                                                                                       (the “Holder”) is the registered owner of 15,000 fully paid and non-assessable shares of preferred stock of the Corporation designated as the Series A Redeemable Noncumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $2,500.00 per share (the “Series A Preferred Stock”). The shares of the Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of Series A Redeemable Noncumulative Convertible Perpetual Preferred Stock of the Corporation, dated December 6, 2007, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.
     Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth in this certificate.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder. Unless the Transfer Agent’s valid countersignature appears hereon, the shares of the Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has executed this Series A Preferred Stock certificate as of the date set forth below.

MIDWEST BANC HOLDINGS, INC.

By: Name:	James J. Giancola
Title:	President and Chief Executive Officer

By: Name:	Daniel R. Kadolph
Title:	Secretary
COUNTERSIGNED AND REGISTERED
                                                                                 , as Transfer Agent,

By:	Authorized Signatory

Dated

REVERSE OF SECURITY
     Dividends on each share of Series A Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Corporation from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation. Dividends may be paid only in cash.
     The shares of the Series A Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of the Series A Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.
     The Corporation shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Corporation’s stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be directed to Investor Relations, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160.
ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to

(Insert assignee’s social security or tax identification number)

(insert address and zip code of assignee)

and irrevocably appoints

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date

Signature
(Sign exactly as your name appears on the other side of this Series A Preferred Stock certificate)
Signature Guarantee(1)

(1)	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934. as amended.

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